UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 30, 2011

LAM RESEARCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-12933	94-2634797
(Commission File Number)	(IRS Employer Identification Number)

4650 Cushing Parkway

Fremont, California 94538

(Address of principal executive offices including zip code)

(510) 572-0200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 9.01 Financial Statements and Exhibits.

SIGNATURES

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2011, Lam Research Corporation (the “Company”) entered into Employment Agreements with Stephen G. Newberry (the “Newberry Agreement”) and Martin B. Anstice (the “Anstice Agreement”). The agreements are effective as of January 1, 2012.

The summaries of the terms of the agreements that follow are qualified in their entirety by the respective texts of such agreements. The Newberry Agreement and the Anstice Agreement are attached as Exhibits 10.158 and 10.159 respectively, to this Current Report on Form 8-K and are incorporated herein by reference

Newberry Agreement

The Newberry Agreement supersedes the Employment Agreement between the Company and Mr. Newberry dated January 1, 2003, as amended December 17, 2008 and the Employment Agreement dated July 1, 2009, as amended December 7, 2010. The Newberry Agreement provides that Mr. Newberry shall serve as the Company’s Vice Chairman, for a term commencing on January 1, 2012 and ending on December 31, 2014, subject to the right of the Company or Mr. Newberry, under certain circumstances, to terminate the Newberry Agreement prior to December 31, 2014, and provided that Mr. Newberry’s employment under the Newberry Agreement will terminate upon his death or “disability,” as defined in the Newberry Agreement.

Under the Newberry Agreement, Mr. Newberry will receive a base salary of $500,000 per year, subject to annual adjustment at the discretion of the Board. That amount will be paid solely in cash during 2012, and during 2013 and 2014 will be paid partially in cash, and partially in restricted stock units, as described in the Newberry Agreement. Mr. Newberry will continue to vest in his current 2011/2012 Long-Term Incentive Plan, but he will not be eligible for future awards under the Company’s short-term or long term variable compensation plans. Mr. Newberry will receive other benefits, such as health insurance, vacation, and other benefit plans and compensation programs generally applicable to executive officers of the Company. He will be reimbursed for reasonable and necessary business expenses incurred in the performance of his duties and will receive a reasonable level of administrative support.

If a “change in control” (as defined in the Newberry Agreement) of the Company occurs during the period of Mr. Newberry’s employment under the Newberry Agreement, and if there is an “involuntary termination” (as defined in the Newberry Agreement) of Mr. Newberry’s employment either in contemplation of or within the 12 months following such change in control, Mr. Newberry will be entitled to (1) a lump-sum cash payment equal to 12 months of Mr. Newberry’s Base Compensation; (2) if as of the termination date, payment has not yet been made under the Short Term Plan that was in effect during the 2011 calendar year, payment of any amounts under the Short Term Plan that was in effect during the 2011 calendar year which Mr. Newberry would have earned (based on the performance results achieved under the plan) if his employment had not been terminated ; (3) medical benefits, as described in the Newberry Agreement; (4) vesting, as of the date of termination, of the unvested portions of any stock option or restricted stock unit awards granted to Mr. Newberry prior to the change in control, and issuance of shares underlying any restricted stock units (“RSUs”) within 10 days of the date of termination with generally a two year exercise period applicable to any stock options; and (5) payment of any amounts accrued as of the last full completed quarter as of the change in control under any long-term cash-based variable compensation plans (which will only include the 2011/2012 Long-Term Incentive Plan for Mr. Newberry) of the Company (the “Long Term Plans”), plus an amount equal to the remaining target amount under the Long Term Plans.

If Mr. Newberry is involuntarily terminated other than in connection with a change in control, he will be entitled to (1) a lump-sum cash payment equal to 12 months of Mr. Newberry’s base salary, plus (2) if as of the termination date, payment has not yet been made under the Short Term Plan that was in effect during the 2011 calendar year, payment of any amounts under the Short Term Plan that was in effect during the 2011 calendar year which Mr. Newberry would have earned (based on the performance results achieved under the plan) if his employment had not been terminated; and (3) medical benefits, as described in the Newberry Agreement; and (4) vesting of any unvested stock options or RSUs that were granted 12 months or more before the termination date, in an amount such that the total vested shares under any such awards equals the total number of calendar months worked, divided by the total number of months over which such award vests, multiplied by the number of shares subject to such award; and any Long Term Plans (which will only include the 2011/2012 Long-Term Incentive Plan for Mr. Newberry) which are accrued as of the last full completed quarter prior to the termination date, paid within ten days.

In the event of Mr. Newberry’s death or disability, he (or his estate) will be entitled to (1) a lump-sum cash payment equal to 12 months of Mr. Newberry’s Base Compensation less, in the case of Mr. Newberry’s death, certain insurance payments, and, if as of the termination date, payment has not yet been made under the Short Term Plan that was in effect during the 2011 calendar year, payment of any amounts under the Short Term Plan that was in effect during the 2011 calendar year which Mr. Newberry would have earned (based on the performance results achieved under the plan) if his employment had not been terminated plus; (2) payment of certain accrued but unpaid amounts under any Long Term Plan (which will only include the 2011/2012 Long-Term Incentive Plan for Mr. Newberry); (3) medical benefits (in the case of Mr. Newberry’s death, benefits to which Mr. Newberry’s dependents are entitled); and (4) vesting of any unvested stock options or RSUs, in an amount equal to the greater of 50% of such awards or an amount such that the total vested shares under any such awards equals the total number of calendar months worked, divided by the total number of months over which such award vests, multiplied by the number of shares subject to such award.

In the event of any other termination of Mr. Newberry’s employment during the term of the Newberry Agreement, Mr. Newberry will be entitled to payment of any earned but unpaid base salary, any accrued and unused vacation, and reimbursement for any expenses incurred in connection with the business of the Company. If Mr. Newberry voluntarily resigns, he will be entitled to no additional benefits (except as he may be eligible for under the Executive Retiree Medical Plan), any unvested stock options will be cancelled 90 days after the date of termination unless earlier exercised, and any RSUs will be cancelled on the date of termination.

The Newberry Agreement subjects Mr. Newberry to customary confidentiality and non-competition obligations during the term of the Newberry Agreement, and non-solicitation obligations for a period of six months following the termination of his employment.

Anstice Agreement

The terms of the Anstice Agreement are substantively similar to those of the Newberry Agreement, with the following material differences:

The Anstice Agreement provides that Mr. Anstice shall serve as Chief Executive Officer of the Company.

Under the Anstice Agreement, Mr. Anstice will receive a base salary of $665,000, subject to annual adjustment at the discretion of the Independent Members of the Board. Mr. Anstice will not receive a portion of his base salary in restricted stock units for 2013 and 2014 but will be eligible for future awards under the Company’s Short Term and Long Term Plans.

The severance terms of the Anstice Agreement are generally similar to those of the Newberry Agreement, provided that (1) Mr. Anstice will receive 18 months’ base salary instead of 12 months’ Base Compensation in the event of his involuntary termination, whether or not in connection with a change in control; and (2) in the event of death or disability, neither Mr. Anstice nor his estate will be entitled to any payment based on Mr. Anstice’s Base Compensation; and (3) for stock options granted prior to July 1, 2009, the grant agreements will control how long the stock options remain exercisable.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.158	Employment Agreement with Stephen G. Newberry, effective January 1, 2012

10.159	Employment Agreement with Martin B. Anstice, effective January 1, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2011

LAM RESEARCH CORPORATION

By:	/s/ Sarah A. O’Dowd
Sarah A. O’Dowd
Group Vice President, HR and Chief Legal Officer

Exhibit Index

10.158	Employment Agreement with Stephen G. Newberry, effective January 1, 2012

10.159	Employment Agreement with Martin B. Anstice, effective January 1, 2012